Exhibit 99.3

National Bankshares, Inc. Announces Agreement to Acquire Frontier Community Bank

Blacksburg, Va. and Waynesboro, Va., January 24, 2024 – National Bankshares, Inc. (“National Bankshares” or the “Company”) (Nasdaq: NKSH) and Frontier Community Bank (“Frontier”) jointly announced today that they have entered into a definitive merger agreement for National Bankshares to acquire Frontier. As of September 30, 2023, Frontier had total assets of approximately $154 million. Upon completion of the transaction, National Bankshares is expected to have total consolidated assets of approximately $1.7 billion based on September 30, 2023 financial data.

“We are pleased to announce our partnership with Frontier Community Bank, and we believe that our compatible cultures and shared values will enhance our position as a true Virginia community bank,” said Brad Denardo, Chairman, President and CEO of National Bankshares. “This acquisition will also help us achieve a higher level of financial performance for our shareholders by gaining meaningful entry into markets with attractive growth opportunities. We look forward to continuing Frontier’s commitment to its customers and the communities it serves.”

Alan Sweet, President and CEO of Frontier, added, “We are excited to combine Frontier Community Bank into the National Bankshares team. This transaction allows Frontier to improve the products and services we offer our customers while continuing to operate with the culture and values of a community bank. National Bankshares’ trading on the Nasdaq stock market provides Frontier’s shareholders with the opportunity to benefit from enhanced stock trading liquidity.”

Under the terms of the merger agreement, shareholders of Frontier will have the right to receive either 0.4250 shares of National Bankshares common stock or $14.48 in cash for each share of Frontier common stock they hold. Shareholder elections are subject to adjustment so that the overall mix of consideration to be paid to Frontier shareholders consists of at least 90% National Bankshares common stock. The aggregate value of the transaction is approximately $17.1 million. Upon completion of the acquisition, Frontier will merge into The National Bank of Blacksburg, the wholly owned bank subsidiary of National Bankshares.

The transaction, which received unanimous approval by both National Bankshares’ and Frontier’s Board of Directors, is subject to customary closing conditions, including the approval of the merger agreement by Frontier’s shareholders and the receipt of all required regulatory approvals. All executive officers and directors of Frontier have entered into support agreements to vote the shares of Frontier they own in favor of the transaction. The transaction is expected to close in the second quarter of 2024.

Piper Sandler & Co. served as financial advisor to National Bankshares, and Williams Mullen served as its legal counsel. Performance Trust Capital Partners, LLC served as financial advisor to Frontier, and Woods Rogers Vandeventer Black served as its legal counsel.

About National Bankshares, Inc.

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 24 full-service offices, primarily in southwest Virginia, and three loan production offices in Roanoke, Charlottesville, and Staunton. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s common stock is traded on the Nasdaq Capital Market under the symbol “NKSH.” Additional information is available at https://www.nationalbankshares.com/.

About Frontier Community Bank

Frontier Community Bank, headquartered in Waynesboro, Virginia, was founded in 2008 through a grassroots effort by residents of Augusta County to create a locally owned and managed financial institution, with the goal of finding “a new way to bank the old-fashioned way.” Today, Frontier Community Bank operates 3 full-service branch locations in Virginia, servicing local retail consumers and businesses. Additional information is available at https://frontiercommunitybank.com/.

Additional Information and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of the Company or a solicitation of any vote or approval. The Company will file a Registration Statement on Form S-4 and other documents regarding its proposed acquisition of Frontier (the “Merger”) with the Securities and Exchange Commission (the “SEC”) to register the shares of the Company’s common stock to be issued to the shareholders of Frontier. The registration statement will include a proxy statement of Frontier and a prospectus of the Company. A definitive proxy statement/prospectus will be sent to the shareholders of Frontier in advance of its special meeting of shareholders that will be held to consider the proposed Merger. Before making any voting or investment decision, investors and shareholders are urged to read carefully the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about the Company, Frontier and the proposed transaction. Investors and shareholders of both companies are also urged to carefully review and consider the Company’s public filings with the SEC, including, but not limited to, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. Investors and shareholders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, from the

Company at www.nationalbankshares.com under the tab “Financial Reports – SEC Filings” or by directing a request to National Bankshares, Inc., 101 Hubbard Street, Blacksburg, Virginia 24060, Attention: Investor Relations. The information on the Company’s website is not, and shall not be deemed to be, a part of this press release or incorporated into filings the Company makes with the SEC.

The Company, Frontier and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Frontier in connection with the proposed Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s proxy statement in connection with its annual meeting of shareholders, as previously filed with the SEC on March 24, 2023. Information about the directors and executive officers of Frontier and their ownership of Frontier’s common stock may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proposed Merger may be obtained by reading the proxy statement/prospectus regarding the Merger transaction when it becomes available.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed Merger, (ii) the Company’s and Frontier’s plans, obligations, expectations and intentions and (iii) other statements presented herein that are not historical facts. Words such as “anticipates,” “believes,” “intends,” “should,” “expects,” “will,” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of the Company and Frontier as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals and meet other closing conditions to the transaction; the ability to complete the Merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the Merger; the ability to implement integration plans associated with the Merger, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the Merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate and other collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in the Company’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2022. The Company and Frontier assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this press release.

Contacts:

National Bankshares, Inc.

F. Brad Denardo, (540) 951-6213

Chairman, President and CEO

Lara E. Ramsey, (540) 951-6250

Executive VP and COO

Frontier Community Bank

Alan J. Sweet, (540) 932-9100

President and CEO